UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2016

Red Hat, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33162	06-1364380
(Commission File Number)	(IRS Employer Identification No.)

100 East Davie Street, Raleigh, North Carolina	27601
(Address of Principal Executive Offices)	(Zip Code)

(919) 754-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On August 1, 2016, Jeffrey J. Clarke notified Red Hat, Inc. (the “Company”) that he has decided not to stand for re-election at the Company’s 2016 Annual Meeting of Stockholders and has informed the Company of his resignation from the Company’s Board of Directors (the “Board”), effective as of the date of such meeting.

Mr. Clarke indicated that his decision not to stand for re-election will permit him to focus more of his time and effort on his role as Chief Executive Officer of Eastman Kodak Company (NYSE: KODK) and is not due to a disagreement with the Company.

The Company’s Board and management expressed their appreciation for Mr. Clarke’s leadership, insights and eight years of valued service to the Company and its stockholders.

Mr. Clarke’s written notice to the Company of his decision not to stand for re-election is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2016	RED HAT, INC.

	By:	/s/ R. Brandon Asbill
		Name:	R. Brandon Asbill
		Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Correspondence from Jeffrey J. Clarke to General (Ret.) H. Hugh Shelton and James M. Whitehurst dated August 1, 2016